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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                                 April 14, 1998



                            FORWARD INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


    New York                       0-6669                      13-1950672
---------------               ----------------               -------------
(State or other               (Commission File               (IRS Employer
jurisdiction of                    Number)                   Identification
 incorporation)                                                   No.)


                             275 Hempstead Turnpike
                         West Hempstead, New York 11552
                    ----------------------------------------
                    (Address of principal executive offices)


                    Registrant's Telephone Number, including
                           area code: (516) 564-1100


                                 Not Applicable
                    ----------------------------------------
                 (Former Address, if changed since last report)


              ----------------------------------------------------

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Item 5.  Other Events.

         On April 14, 1998, Forward Industries, Inc. (the "Company") entered into a Loan and Security Agreement for the creation of a $5 million credit facility with Summit Bank of New Jersey. The new facility includes a $4.5 million revolving loan and letter of credit facility with availability based on inventory and receivables and a $0.5 million equipment loan facility. This agreement will replace the Company's prior $1.1 million arrangement with 1st Source Bank of South Bend.

Item 7.

         (a) Financial Statements of Business Acquired: N/A.

         (b) Pro Forma Financial Statements: N/A

         (c) Exhibits:

             10(a) Loan and Security Agreement, dated as of April 13, 1998, among the Company, Koszegi Industries, Inc. and Summit Bank.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 11, 1998
                                       FORWARD INDUSTRIES, INC.

                                       By: /s/ Theodore H. Schiffman
                                          ------------------------------------
                                               Theodore H. Schiffman
                                          Chairman and Chief Executive Officer

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                                 EXHIBIT INDEX

Exhibit No.
-----------

  10(a) Loan and Security Agreement, dated as of April 13, 1998, among the Company, Koszegi Industries, Inc. and Summit Bank.


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